UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA		01876
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement for Series D Convertible Preferred Stock

On December 23, 2009, the Company issued and sold 1,852 shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and common stock warrants described below to new and current institutional and private investors pursuant to the terms of a Securities Purchase Agreement dated December 23, 2009 between the Company and the purchasers of Series D Preferred Stock (the “Series D Financing”). The aggregate proceeds from the Series D Financing were $1,852,000. The Company intends to use the proceeds of the Series D Financing to fund its ongoing operations.

Under the terms of the Series D Financing, the Company issued 1,852 shares of its Series D Preferred Stock at a purchase price of $1,000 per share (the “Series D Original Issue Price”). Each share of Series D Preferred Stock is convertible into a number of shares of common stock of the Company equal to $1,000 divided by the conversion price of the Series D Preferred Stock, which is initially $0.082, representing a 15% premium to the 20-day trailing average of the Company’s closing common stock price as of December 21, 2009 (the “Closing Price”). Each share of Series D Preferred Stock is currently convertible into approximately 12,195 shares of common stock. The total number of shares of common stock initially issuable upon conversion of the 1,852 shares of Series D Preferred Stock issued and sold in the financing is 22,585,366, or approximately 32.69% of the Company’s issued and outstanding common stock assuming that all outstanding shares of preferred stock are converted to common stock.

The Company also issued to the investors two types of warrants. The first warrant, which expires on December 23, 2010, entitles the investor to purchase a number of shares of common stock equal to 50% of the number of shares of common stock into which the Series D Preferred Stock purchased by the investor is convertible (the “Short-Term Warrant”). A total of 11,292,686 shares of common stock are issuable under the Short-Term Warrants. The exercise price of the Short-Term Warrants is $0.107 per share, which is 150% of the Closing Price. The second warrant, which expires on December 23, 2014, entitles the investor to purchase a number of shares of common stock equal to 30% of the number of shares of common stock into which the Series D Preferred Stock purchased by the investor is convertible (the “Long-Term Warrant”). A total of 6,775,611 shares of common stock are issuable under the Long-Term Warrants. The exercise price of the Long-Term Warrants is $0.142 per share, or 200% of the Closing Price. The Company may call the Long-Term Warrants if the closing price of the Company’s common stock is at least $0.284 for a period of 20 consecutive trading days.

The terms and conditions of the Series D Financing were approved by a special committee comprised of three independent directors that was formed by the Company’s Board of Directors in connection with the transaction. The members of the special committee of the Board did not participate in the Series D Financing. Three directors of the Company purchased an aggregate of 385 shares of Series D Preferred Stock for a total purchase price of $385,000. Specifically, Roderick de Greef, who serves as Chairman of the Board, Richard J. Cohen and Jeffery Wiggins purchased 50, 35 and 300 shares of Series D Preferred Stock, respectively, and were issued Short-Term Warrants to purchase 304,878, 213,415 and 1,829,269 shares of common stock, respectively, and Long-Term Warrants to purchase 182,927, 128,049 and 1,097,561 shares of common stock, respectively.

The conversion price of the Series D Preferred Stock is subject to adjustment in certain circumstances. If the Company issues shares of common stock at a purchase price below the conversion price of the Series D Preferred Stock at any time within 18 months after the issue date, the conversion price of the Series D Preferred Stock will be adjusted as set forth in the Series D Certificate of Designation (as defined below).

In the event of a liquidation of the Company (including an Acquisition Transaction or Asset Transfer, each as defined in the Series D Certificate of Designation), the holders of Series D Preferred Stock are entitled to receive an amount equal to the Series D Original Issue Price plus declared but unpaid dividends before the payment of any amount to the holders of common stock, Series C-1 Convertible Preferred Stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior to or on parity with the Series D Preferred Stock with respect to liquidation preference.

The foregoing summary description of the terms of the Series D Preferred Stock, Long-Term Warrants and Short-Term Warrants issued by the Company is qualified in its entirety by reference to the definitive transaction documents, which are attached as exhibits 3.2, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Securities Exchange Agreement between the Company and St. Jude Medical, Inc.

In order to be able to issue securities in the Series D Financing that are senior to the Series C Convertible Preferred Stock (the “Series C Preferred Stock”) previously issued by the Company, the Company entered into a Share Exchange Agreement with St. Jude Medical, Inc., a Minnesota corporation (“the “Series C Stockholder”), dated as of December 23, 2009, pursuant to which the Series C Stockholder exchanged 5,000 shares of the Company’s Series C Preferred Stock, representing 100% of the issued and outstanding Series C Preferred Stock, for 5,000 newly issued shares of the Company’s Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”). The terms of the Series C-1 Preferred Stock are substantially the same as the terms of the Series C Preferred Stock except that the Series C-1 Preferred Stock is junior to the Series D Preferred Stock in the event of a liquidation or deemed liquidation of the Company.

The holders of the Series C-1 Preferred Stock are entitled to receive a cash dividend deemed to be accrued as of December 23, 2009 of $2,761,643 plus cumulative cash dividends at the rate of eight percent (8%) of the Deemed Series C-1 Original Issue Price (which is $2,500) per year (the “Series C-1 Dividend”) on each outstanding share of Series C-1 Preferred Stock, provided, however, that the Series C-1 Dividend is only payable when and if declared by the Board of Directors. The Series C-1 Dividend is payable prior and in preference to any declaration or payment of any dividend on common stock, other series of Preferred Stock or any other capital stock of the Company.

In the event of a liquidation of the Company (including an Acquisition Transaction or Asset Transfer, each as defined in the Series C-1 Certificate of Designation), the holders of Series C-1

Preferred Stock are entitled to receive an amount equal to the Deemed Series C-1 Original Issue Price plus declared but unpaid dividends before the payment of any amount to the holders of common stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior to or on parity with the Series C-1 Preferred Stock with respect to liquidation preference.

The foregoing summary description of the terms of the Series C-1 Preferred Stock issued by the Company is qualified in its entirety by reference to the Share Exchange Agreement and the Series C-1 Certificate of Designation (as defined below), which are attached as exhibits 3.1 and 10.4 to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 of this Current Report on Form 8-K were sold by the Company without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. See Item 1.01 of this Current Report on Form 8-K for further information regarding the terms of the securities sold by the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions described in Items 1.01 and 3.02 of this Current Report on Form 8-K, on December 23, 2009, the Company filed with the Secretary of State of the State of Delaware (1) a Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designation”) establishing the rights, preferences, restrictions and other matters relating to the Series C-1 Preferred Stock, and (2) a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”) establishing the rights, preferences, restrictions and other matters relating to the Series D Preferred Stock. Copies of the Series C-1 Certificate of Designation and the Series D Certificate of Designation are attached hereto as exhibits 3.1 and 3.2. The terms of the Series C-1 Certificate of Designation and the Series D Certificate of Designation are more fully described in Item 1.01 above.

Item 8.01.	Other Events.

On December 21, 2009, the Company purchased and redeemed 154 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), representing 100% of the issued and outstanding shares of Series A Preferred Stock, from the holder thereof for an aggregate purchase price of $681.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1 Certificate of Designation, Preferences and Rights of Series C-1 Convertible Preferred Stock of the Company, dated as of December 23, 2009

3.2 Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock of the Company, dated as of December 23, 2009

10.1 Securities Purchase Agreement, dated as of December 23, 2009, by and among the Company and the signatories thereto

10.2 Form of Short-Term Warrant to purchase shares of common stock of the Company issued on December 23, 2009 in connection with the sale of the Series D Convertible Preferred Stock

10.3 Form of Long-Term Warrant to purchase shares of common stock of the Company issued on December 23, 2009 in connection with the sale of the Series D Convertible Preferred Stock

10.4 Share Exchange Agreement, dated as of December 23, 2009, by and among the Company and St. Jude Medical, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: December 30, 2009	By:	/s/ ALI HAGHIGHI-MOOD
Ali Haghighi-Mood
Chief Executive Officer